Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin

Of Counsel

Stephen Skillman

Linda R. Feinberg

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

Eric M. Stein**

Robert G. Stevens Jr.**

Michael D. Brottman**

Benjamin T. Branche*

Lindsey Moskowitz Medvin**

Mark A. Fisher

Tracey C. Hinson**

Robert L. Lakind***

Thomas J. Manzo**

Melissa A. Ruff

Jamie Yi Wang#

Bella Zaslavsky**

Blake J. Barron**

Kathleen O’Brien**

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

January 31, 2014

PositiveID Corporation

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

Gentlemen:

You have requested our opinion, as counsel for PositiveID Corporation, a Delaware corporation (the “Company”), in connection with registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 9,000,000 of the Company’s common stock, par value $0.01 per share, that are being issued to the selling shareholder (the “Selling Shareholder”) pursuant to that certain stock purchase agreement, dated August 26, 2013 (the “Stock Purchase Agreement”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

a)	the Registration Statement and which includes the prospectus;
b)	the certificate of an Officer of the Company dated January 30, 2014 (the “Officer’s Certificate”);
c)	a Board of Directors resolution approving the filing of the S-1 Registration Statement to register the shares under the Offering;
d)	the executed agreements by which the Selling Shareholder acquired their interests through the Stock Purchase Agreement;
e)

the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on December 18, 2006, as amended on November 10, 2009, January 27, 2012, May 31, 2012 and April 18, 2013; and

f)	a Good Standing Certificate from the Secretary of State of Nevada as of January 24, 2014.

In each instance we have relied upon the content of each of the documents set forth above, and have relied upon the content of the Officer’s Certificate. In reliance thereon, and based upon our review of the foregoing, it is our opinion that the common stock to be sold by the selling security-holder will be legally issued, fully paid and non-assessable.

PositiveID Corporation January 31, 2014 Page 2

No opinion is expressed herein as to any laws other than the laws of the State of Delaware. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN &    BLADER, PC

By:      /s/ Greg Jaclin

Gregg E. Jaclin

For the Firm